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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-78471, 333-78467, 333-78469 and 333-78473) pertaining to the
1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 1989 Stock Option Plan and the 1998 Director Stock Option Plan of Bottomline Technologies (de), Inc. of our report dated October 3, 2000 with respect to the financial statements of Flashpoint, Inc. included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

November 10, 2000
Boston, Massachusetts